UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2011

GigOptix, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	333-153362	26-2439072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Geng Road, Suite 250, Palo Alto, CA	94303
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 424-1937

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Ron Shelton, Chief Financial Officer of GigOptix, Inc. (the “Company”) tendered his resignation on January 3, 2011. The resignation is effective as of February 1, 2011. The Company would like to thank Mr. Shelton for his service to the Company.

(c) On January 1, 2011, Jeff Parsons, 51, accepted an at-will employment offer from the Company to become the Company’s Acting Chief Financial Officer effective February 1, 2011, and as such, will be the Company’s principal financial officer and principal accounting officer. Mr. Parsons had previously served as the corporate controller of the Company since February, 2010 where he was responsible for accounting, reporting and cash management matters. During the five year period prior to working at the Company, Mr. Parsons was self-employed serving as an independent consultant for numerous technology companies, including Turin Networks, Inc., MDC Vacuum Products, LLC, Bookham, Inc., Marvell Technology Group, Ltd. and Mercury Interactive Corp. providing various services including (i) support of year-end closing and audit matters related to inventory valuation, consolidations, foreign currency translation, and intangible impairment analysis, (ii) FAS 123 valuations in support of financial restatements, (iii) due diligence and analysis related to acquisitions and (iv) financial planning and budgeting services.

(e) In connection with his employment as acting Chief Financial Officer, Mr. Parsons will not be party to an executive employment agreement. Beginning February 1, 2011, Mr. Parsons will receive an annualized base salary of $181,000. The Company had previously granted Mr. Parsons stock options to purchase a total of 48,000 shares of commons tock of the Company (“Common Stock”) based on the following:

•	On March 17, 2010, the Company granted Mr. Parsons 44,000 options, of which:

•	22,000 options will vest as follows: 5,500 options will vest on March 17, 2011 and 1/36 of the remaining options will vest each month thereafter;

•

An additional 8,800 options will vest on April 1, 2011 if the average closing price of the Company’s common stock during March 2011 is equal to or greater than $2.50; if not, then these options will be cancelled;

•

An additional 8,800 options will vest on April 1, 2012 if the average closing price of the Company’s common stock during March 2012 is equal to or greater than $3.50; if not, then these options will be cancelled; and

•

An additional 4,400 options will vest on April 1, 2013 if the average closing price of the Company’s common stock during March 2013 is equal to or greater than $5.00; if not, then these options will be cancelled.

•	On October 27, 2010, the Company granted Mr. Parsons 4,000 options, of which:

•	2,667 options will vest as follows: 666 options will vest on October 27, 2011 and 1/36 of the remaining options will vest each month thereafter; and

•

An additional 1,333 options will vest as follows only if the Company receives revenues of $15.8 million and EBITDA of $1.8 million during the first six months of 2011: 250 options will vest on July 31, 2011 and 1/39 of the remaining options will vest each month thereafter.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated January 6, 2011.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

GIGOPTIX, INC.

By:	/S/ DR. AVI KATZ

Dr. Avi Katz
Chief Executive Officer

Date: January 6, 2011

Exhibit Index

Exhibit No.	Description

99.1	Press release dated January 6, 2011.